EXHIBIT 99.1

CALABASAS, Calif., Dec. 14 /PRNewswire-FirstCall/ -- National Technical Systems, Inc. (Nasdaq: NTSC) (NTS) today announced results for its fiscal 2010 third quarter and nine months ended October 31, 2009. Revenues for the 2010 fiscal year's third quarter and first nine months were driven by increases in revenues in the aerospace and defense sectors, which were partially offset by the completion of a major contract in its power products market and business slowdowns in managed services and the telecommunications and automotive markets.

Total revenues for the third quarter and first nine months of fiscal year 2010 increased to $32.80 million and $90.23 million, respectively, from $32.39 million and $89.58 million for the respective prior fiscal year periods. Gross margin as a percentage of sales for the third quarter and first nine months of fiscal year 2010 were 28.4 percent and 27.6 percent, respectively, compared to 28.5 percent and 27.6 percent for the respective prior year periods.

Income from continuing operations for the fiscal 2010 third quarter increased 11.6 percent to $1.13 million compared to $1.01 million for the same period in the prior fiscal year with corresponding diluted earnings per share of $0.11 in the third quarters of fiscal years 2010 and 2009. Income from continuing operations for the nine months ended October 31, 2009, was $2.52 million compared to $2.76 million for the same period in the prior fiscal year with corresponding diluted earnings per share of $0.26 in the 2010 fiscal year period compared to $0.29 for the same period in the prior fiscal year.

"We are experiencing steady, incremental growth in a tough market," said CEO William McGinnis. "The trends in most of our business units are up, which is exciting to us, particularly coming out of an economic downturn. It appears that our investments in integrated engineering services are paying off, as have the recent additions of new, talented professional staff to our management team. Our engineering outsourcing initiative has resulted in more than $2 million in engineering services orders since its inception in March of this year, and more than $5 million in new orders for testing services. New orders in the majority of our business divisions are trending up compared to last year."

When compared to the prior fiscal year, orders in fiscal year 2010 from aerospace and defense continue to trend upwards. As of October 31, 2009, the Company's backlog remained strong increasing to $55.14 million, up 20.8 percent from last fiscal year end.

Subsequent to the end of the fiscal 2010 third quarter, the NQA division of NTS completed the acquisition of Unitek Technical Services, Inc. from a business unit of Bureau Veritas, in an all-cash transaction. Located close to Washington, DC, Unitek is a leading provider of supply chain management services to tier-one aerospace and defense suppliers to the federal government and to major corporations worldwide. Its services include supplier management, development, quality system auditing, source inspections and related technical services. Unitek is also certified to the internationally recognized Aerospace Quality Management standard AS 9100.

"This acquisition is a great example of our ongoing evolution from a testing company to an integrated engineering and testing service organization," McGinnis added. "Unitek expands our global footprint and has a number of capabilities that allow us to deliver value to our customers--in areas like auditing services, product inspection, lean manufacturing--that will improve overall product performance. We can reduce the risks associated with supply chain management for the major OEMs, and do it cheaper than they can do it themselves."

The Company's balance sheet as of October 31, 2009 remained strong with cash, cash equivalents and investments totaling $8.4 million, total assets of $107.3 million, a current ratio of 2.1:1, and shareholders' equity of $46.0 million.

Conference Call

As previously announced, NTS is conducting a conference call today to be broadcast live over the Internet at 11:30 AM Eastern Time to review the financial results for the fiscal year 2010 third quarter and nine months ended October 31, 2009. To access the call, please dial 1-877-941-8610 from the U.S. or, for international callers, please dial +1-480-629-9819. The live webcast and archived replay of the call can be accessed on the front page of the Investor section of NTS's website at www.ntscorp.com.

About National Technical Systems, Inc.

National Technical Systems, Inc. is a leading provider of integrated engineering services to the defense, aerospace, telecommunications, automotive and high technology markets. Through a world-wide network of resources, NTS provides full product life-cycle support, offering world class design engineering, compliance, testing, certification, quality registration and program management. For additional information about NTS, visit our website at www.ntscorp.com or call 800-270-2516.

Cautionary Note Regarding Forward-Looking Statements:

The statements in this press release that relate to future plans, events or performance, are forward-looking statements that involve risks and uncertainties, including risks associated with uncertainties pertaining to customer orders, demand for services and products, development of markets for the company's services and products and other risks identified in the company's SEC filings, and in particular its Annual Report on Form 10-K. Actual results, events and performance may differ materially, including the results of the balance of fiscal year 2010. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding National Technical Systems' business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report or Form 10-K for the most recently ended fiscal year.

Contact: Allen & Caron	National Technical Systems
Jill Bertotti (investors)	Raffy Lorentzian, Sr. Vice President, CFO
Jill@allencaron.com	raffy.lorentzian@ntscorp.com
Len Hall (media)	(818) 591-0776
len@allencaron.com
(949) 474-4300

NATIONAL TECHNICAL SYSTEMS, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Income

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2009	2008	2009	2008

Net revenues	$32,801,000	$32,391,000	$90,229,000	$89,576,000
Cost of sales	23,471,000	23,166,000	65,357,000	64,829,000
Gross profit	9,330,000	9,225,000	24,872,000	24,747,000

Selling, general and administrative expense	7,013,000	6,683,000	19,546,000	18,318,000
Equity loss (income) from non-consolidated subsidiary	16,000	(11,000)	51,000	(7,000)
Operating income	2,301,000	2,553,000	5,275,000	6,436,000
Other income (expense):
Interest expense, net	(297,000)	(573,000)	(1,020,000)	(1,671,000)
Other income (expense), net	21,000	(184,000)	156,000	51,000
Total other expense, net	(276,000)	(757,000)	(864,000)	(1,620,000)
Income before income taxes and noncontrolling interests	2,025,000	1,796,000	4,411,000	4,816,000
Income taxes	830,000	765,000	1,796,000	2,004,000

Income before noncontrolling interests	1,195,000	1,031,000	2,615,000	2,812,000
Net income attributable to noncontrolling interests	(70,000)	(23,000)	(98,000)	(50,000)

Income from continuing operations	1,125,000	1,008,000	2,517,000	2,762,000

Income from discontinued operations, net of tax	-	167,000	-	271,000

Net income	$1,125,000	$1,175,000	$2,517,000	$3,033,000

Basic earnings per common share
Income from continuing operations	$0.12	$0.11	$0.27	$0.30
Income from discontinuing operations	-	0.02	-	0.03
Net income	$0.12	$0.13	$0.27	$0.33

Diluted earnings per common share
Income from continuing operations	$0.11	$0.11	$0.26	$0.29
Income from discontinuing operations	-	0.02	-	0.03
Net income	$0.11	$0.13	$0.26	$0.32

Weighted average common shares outstanding	9,319,000	9,118,000	9,307,000	9,086,000
Dilutive effect of stock options and nonvested shares	581,000	465,000	387,000	480,000
Weighted average common shares outstanding, assuming dilution	9,900,000	9,583,000	9,694,000	9,566,000